Exhibit 10.6

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT, dated as of April 12, 2006 (the “Agreement”), by and among Festival Fun Parks, LLC, a Delaware limited liability company (the “Company”), Palace Holdings Group, LLC, a Delaware limited liability company (“PHG”) and MidOcean US Advisor, LP (“MidOcean”).

W I T N E S S E T H:

WHEREAS, the Company, Palace Entertainment Holdings, Inc. (“Palace”) and Palace Entertainment, Inc. entered into a Stock Purchase Agreement, dated as of February 9, 2006 (the “Purchase Agreement”), pursuant to which Palace acquired all of the outstanding ownership interests of the Company; and

WHEREAS, MidOcean Partners, LP and MidOcean Partners II, LP, each a Cayman Islands exempted limited partnership (collectively, the “MidOcean Partnerships”), are members of PHG, the ultimate parent entity of the Company; and

WHEREAS, MidOcean provides investment advisory services to the MidOcean Partnerships; and

WHEREAS, MidOcean has performed financial, management advisory and other services (the “Transaction Services”) for the Company in connection with the transactions contemplated by the Purchase Agreement and the Credit Agreements (the “Transactions”), including but not limited to services in connection with (i) the retention of various financial and other advisors and consultants in connection with the Purchase Agreement, and (ii) the structuring, implementation and consummation of the Transactions; and

WHEREAS, PHG, the Company and its affiliates from time to time in the future may (a) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (i) offerings of membership interests of PHG to employees, directors, managers and consultants of and to the Company (“Management Offerings”), and (ii) offerings of debt securities to refinance any indebtedness of the Company and its affiliates or for other corporate purposes, and (b) repurchase, redeem or otherwise acquire securities of PHG and its affiliates (any such repurchase or redemption being referred to herein as a “Redemption”); and

WHEREAS, each of PHG and the Company desires to receive financial and managerial advisory services from MidOcean, and MidOcean desires to provide such services to PHG and the Company; and

WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by MidOcean, the MidOcean Partnerships, or related persons or affiliates, under applicable securities laws or otherwise, in connection with the Transactions or any Securities Offerings, or relating to other actions or omissions of or by the Company, or relating to the provision by MidOcean of management consulting, monitoring and financial advisory services to PHG and the Company, and the parties hereto accordingly wish to provide for MidOcean, the

MidOcean Partnerships, and related persons and affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.                                       Definitions.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

“Closing Date” means the date of the consummation of the Transactions.

“Company” has the meaning set forth in the preamble.

“Credit Agreements” means (i) that certain note purchase agreement dated the date hereof with respect to the issuance by the Company of up to $150 million of senior notes, (ii) that certain credit agreement entered into between the Company and General Electric Capital Corporation in connection with the consummation of the transactions contemplated by the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 4(d).

“Financial Advisory Fee” has the meaning set forth in Section 4(c).

“Financial Advisory Services” has the meaning set forth in Section 3(b).

“Indemnitee” means each of MidOcean, the MidOcean Partnerships and their respective successors and assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act).

“Information” has the meaning set forth in Section 3(c).

“Management Fee” has the meaning set forth in Section 4(b).

“Management Offerings” has the meaning set forth in the recitals.

“Management Services” has the meaning set forth in Section 3(a).

“MidOcean” has the meaning set forth in the preamble.

“MidOcean Partnerships” has the meaning set forth in the recitals.

“Notice of Claim” has the meaning set forth in Section 8(a).

“Notice of Payment” has the meaning set forth in Section 8(c).

“Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

“PHG” has the meaning set forth in the preamble.

“Purchase Agreement” has the meaning set forth in the recitals.

“Redemption” has the meaning set forth in the recitals.

“Related Document” means any agreement, certificate, instrument or other document to which the Company or any subsidiary thereof may be a party or by which the Company or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions, any Securities Offerings or any of the transactions contemplated thereby.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Offerings” means any Redemption, any Management Offering and any other Subsequent Offering.

“Subsequent Offerings” has the meaning set forth in the recitals.

“Transaction Services” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

2.                Engagement. Each of PHG and the Company hereby engages MidOcean as a consultant, and MidOcean hereby agrees to provide financial and managerial consulting and advisory services to PHG and the Company, all on the terms and subject to the conditions set forth below.

3.               Services, etc.

(a)           MidOcean hereby agrees during the term of this Agreement to assist, advise and consult with the Board and management of PHG and the Company in such manner and on such business, management and financial matters, and provide such other financial and other consulting and advisory services (collectively, the “Management Services”), as may be reasonably requested from time to time by the Board, including but not limited to assistance, advice or consultation in:

(i)                                     establishing and maintaining banking, legal and other business relationships for PHG and the Company;

(ii)                                  developing and implementing corporate and business strategy and planning for the Company, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs; and

(iii)                               providing professional employees to serve as directors or officers of PHG and the Company.

(b)   MidOcean further agrees to provide to PHG and the Company and its affiliates investment banking, financial advisory and other similar services in connection such debt and equity financings and other similar transactions in which PHG, the Company and its affiliates may engage (or contemplate engaging) from time to time during the term of this Agreement (the “Financial Advisory Services”).

(c)   The Company will furnish MidOcean with such information as MidOcean reasonably believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the “Information”). The Company recognizes and confirms that (i) MidOcean will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) MidOcean does not assume responsibility for the accuracy or completeness of the Information and such other information.

4.          Compensation; Expenses.

(a)   The Company agrees to pay, on the Closing Date, $500,000 to MidOcean as compensation for the Transaction Services rendered by MidOcean in connection with the Transactions.

(b)   The Company agrees to pay to MidOcean, as compensation for the Management Services rendered and to be rendered hereunder, an annual fee (the “Management Fee”), equal to $1,000,000, payable quarterly, with $250,000 payments in advance to each on each February 1, May 1, August 1 and November 1, during the term of this Agreement, unless MidOcean agrees to defer receipt of any or all of such quarterly payments in which event they shall accrue and be paid by the Company no later than thirty (30) days following the end of the applicable fiscal year of the Company. The Management Fee may be increased only upon approval in writing by the Company and may be decreased only with the prior written consent of MidOcean.

(c)   In addition, the Company agrees to pay to MidOcean, as compensation for the Financial Advisory Services to be rendered hereunder, advisory fees (the “Financial Advisory Fees”); provided that the Financial Advisory Fees shall be at rates no greater than market rates for the services being performed, nor greater that the rates the Company could reasonably obtain from an unaffiliated third party in an arm’s-length transaction.

(d)   The Company agrees to reimburse MidOcean for such travel and other reasonable out-of-pocket expenses (“Expenses”) incurred by MidOcean, including without limitation any reasonable fees and expenses of legal and accounting advisors to MidOcean engaged in connection with the Management Services and the Financial Advisory Services (but exclusive of overhead and similar costs not reasonably attributable to the provision of the Management and Financial Advisory Services hereunder). Additional expenses incurred by MidOcean and its employees and advisors may be reimbursed by the Company, if such additional expenses were approved in advance by PHG. MidOcean may submit monthly expense statements, which shall be payable within 30 days from the date of such submission.

5.          Term, etc.

(a)   This Agreement shall be in effect until, and shall terminate upon, the tenth anniversary of the date hereof. MidOcean may terminate this Agreement at any time with 30-days’ prior notice to PHG and the Company. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Sections 2, 3 and 4.

(b)   Upon any consolidation, reorganization, merger, recapitalization or any conveyance, transfer or lease of all or substantially all of the assets of PHG, Palace or the Company, the successor corporation or other entity formed by such consolidation or into which PHG, Palace or the Company is merged or to which such conveyance, transfer or lease is made (the “Successor Entity”) shall succeed to, and be substituted for, PHG and/or the Company, as applicable, under this Agreement with the same effect as if such successor entity had been a party hereto if the MidOcean Partnerships and their affiliates and designees, collectively, shall, directly or indirectly, beneficially own (as defined in Rule 13d-3 of the Exchange Act) at least one-third of the outstanding voting capital stock of such Successor Entity. Any other consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets or equity of PHG, Palace or the Company shall have the effect of terminating this Agreement with respect to PHG and the Company or of releasing PHG and the Company, or any such Successor Entity, from its obligations hereunder other than the payment of accrued but unpaid fees and expenses as provided in Section 5(c).

(c)   Upon termination of this Agreement, (i) any prepaid installment of the Management Fee or the Financial Advisory Fees or any portion thereof (pro rated, with respect to the quarter in which such termination occurs, for the portion of such quarter following such termination), shall be immediately refunded to the Company, (ii) any installment of the Management Fee or any portion thereof which has been deferred and accrued shall be immediately paid by the Company to MidOcean, (iii) any portion of the fees payable to MidOcean pursuant to Section 4(a) of this Agreement which remains unpaid shall be immediately paid to MidOcean by the Company, and (iv) in the case of any termination of this Agreement pursuant to Section 5(b) in connection with a change of control transaction, the Company shall pay MidOcean a fee to be agreed upon, which fee shall be commensurate with the services rendered by MidOcean with respect to such change of control transaction. In the event of the liquidation of PHG or the Company, all amounts due by the Company to MidOcean hereunder shall be paid to MidOcean before any liquidating distributions or similar payments are made to stockholders of PHG or the Company.

6.  Independent Contractor Status. The parties agree that MidOcean shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither MidOcean nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company, and none of them shall have authority to contract in the name of or bind the Company, except (a) to the extent that any professional employee of MidOcean may be serving as a director or officer of the Company pursuant to Section 3(a)(iii) hereof, or (b) as expressly agreed to in writing by the Company.

7.  Indemnification. The Company agrees to indemnify, defend and hold harmless each Indemnitee:

(a)  from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (i) except to the extent that any such Obligation is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or intentional misconduct of MidOcean, the Securities Act, the Exchange Act, or any other applicable securities or other laws, any Securities Offering and Related Document or any of the transactions contemplated thereby, (ii) any other action or failure to act of the Company or any of its subsidiaries or any of its predecessors, whether such action or failure has occurred or is yet to occur or (iii) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or intentional misconduct of MidOcean, the performance by MidOcean of management consulting, monitoring, financial advisory or other services for the Company (whether performed prior to the date hereof, hereafter, pursuant hereto or otherwise); and

(b)  to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (i) except to the extent that any such Obligation is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or intentional misconduct of MidOcean, the Securities Act, the Exchange Act, or any other applicable securities or other laws, any Securities Offering and Related Document or any of the transactions contemplated thereby, (ii) the fact that such Indemnitee is or was a member, director or officer of PHG or the Company or is or was serving at the request of the Company as a director, officer, employee or agent of or advisor or consultant to another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or (iii) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a member, director or officer of PHG or of the Company;

in each case including but not limited to any and all reasonable fees, costs and expenses (including without limitation fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, provided, however, that the Company shall not be required to indemnify an Indemnitee pursuant to this Agreement if such Indemnitee has obtained indemnification for the same Obligation pursuant to the Interest Acquisition Agreement or any other agreement with the Company.

8.  Indemnification Procedures.

(a)  Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, MidOcean (acting on its own behalf or, if requested in writing by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified MidOcean thereof. The Notice of Claim shall specify all material facts known to MidOcean (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if MidOcean (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of any of MidOcean or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially prejudiced as a result of the failure to give such Notice of Claim. The Company shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to MidOcean and to any Indemnitee. MidOcean may participate in such defense with counsel of MidOcean’s choosing at the expense of, and reasonably satisfactory to, the Company. If in the exercise of their good faith judgment any one or more other Indemnitee reasonably determines that the Claim presents an actual or potential conflict of interest with MidOcean, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees (if reasonably satisfactory to the Company) at the choosing of such Indemnitees and at the expense of the Company. In the event that the Company does not undertake the defense of the Claim within a reasonable time after MidOcean has given the Notice of Claim, or in the event that MidOcean shall in good faith make a reasonable determination that the defense of any Claim by the Company is inadequate, provided that MidOcean must provide notice of such determination to the Company and the Company shall have 60 days to cure any such inadequacies, or may conflict with the interests of any Indemnitee, MidOcean may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company. In the defense of any Claim, the Company shall not, except with the consent of MidOcean (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, MidOcean and each other Indemnitee seeking indemnification hereunder will cooperate with the Company so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including without limitation making available evidence within the control of MidOcean or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by MidOcean or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

(b)  The Company hereby agrees to advance costs and expenses, including without limitation attorney’s fees, incurred by MidOcean (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of MidOcean or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that MidOcean or such Indemnitee is not entitled to be indemnified by any of the Company as authorized by this Agreement.

(c)  Each Indemnitee shall notify the Company in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by an Indemnitee shall bear simple interest at the rate equal to The Bank of America prime rate as of the date of such payment plus 2% per annum, from the date the Company receive the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

9.  Contribution.

(a)  If for any reason the indemnity provided for in Section 7 is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other, from the Transactions or Securities Offering, and (iii) if required by applicable law, any other relevant equitable considerations.

(b)  For purposes of Section 9(a), the relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.

(c)  The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 9(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Sections 9(a) and 9(b). The Company shall not be liable under Section 9(a) for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 7, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, intentional misconduct or bad faith in connection with such Obligation and the Company is not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, intentional misconduct or bad faith.

10. Certain Covenants. The Company agrees to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company shall implement and maintain in full force and effect any and all provisions in its governing and organizational documents that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its limited liability company agreement eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as it may be amended from time to time. Notwithstanding the foregoing, the parties hereto acknowledge and agree that if, at any time, the Company shall be prohibited under the terms of the Credit Agreements from making any payment of the Management Fee or the Financial Advisory Fees, the failure to make such payment (solely to the extent of such prohibition) shall not be deemed a breach of or default under this Agreement; provided that the Company shall not be relieved of its obligation to make such payment promptly upon the lifting of such prohibition, but such payment or payments shall accrue and cumulate until such time as they may be may made consistent with the terms of the Credit Agreements.

11. Third-Party Beneficiaries. All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, as follows:

If to PHG and the Company, to:

c/o MidOcean Partners, LP

320 Park Avenue

17th Floor

New York, NY 10022

Facsimile:      212-497-1373

Attention:      Tyler Zachem

with a copy to:

Kirkland & Ellis LLP

655 15th Street, NW

Washington, DC 20005

Facsimile:      202-879-5200

Attention:      Andrew Herman, Esq.

If to MidOcean, to:

c/o MidOcean Partners, LP

320 Park Avenue

17th Floor

New York, NY 10022

Facsimile:      212-497-1373

Attention:      Tyler Zachem

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next -day or overnight mail or delivery, on the day delivered, or (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

14. No Representations. There are no representations or warranties of MidOcean in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

15. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

17. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee and their respective successors, heirs and permitted assigns; provided that, none of MidOcean, or the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of MidOcean hereunder may be expressly assigned by MidOcean to one or more of its affiliates. Subject to Section 11, this Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement, each Indemnitee and their respective successors, heirs and permitted assigns.

18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS INCLUDING AS TO VALIDITY, INTERPRETATIONS AND EFFECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE COMPANY AND MIDOCEAN HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, IN

EACH CASE LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE COMPANY AND MIDOCEAN HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

19. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 19.

20. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder.

The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Professional Services Agreement as of the date first above written.

FESTIVAL FUN PARKS, LLC

By:	/s/ John A. Cora
	Name:	John A. Cora
	Title:	Chief Executive Officer and
President

PALACE HOLDINGS GROUP, LLC

By:	/s/ John A. Cora
	Name:	John A. Cora
	Title:	Chief Executive Officer and
President

MIDOCEAN US ADVISOR, LP

By:	/s/ Tyler Zachem
	Name:	Tyler Zachem
	Title:	Managing Director